Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Common Share

For the Quarter Ended September 30, 2014
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$5,501,000
Preferred stock dividends	(20,000)
Income available to common stockholders	5,481,000	14,200,687	$0.39
Effect of Dilutive Securities:
Stock options		241,791
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$5,481,000	14,442,478	$0.38
For the Quarter Ended September 30, 2013
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$4,676,000
Preferred stock dividends	(20,000)
Income available to common stockholders	4,656,000	14,145,494	$0.33
Effect of Dilutive Securities:
Stock options		189,816
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$4,656,000	14,335,310	$0.32
For the Nine Months Ended September 30, 2014
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$15,526,000
Preferred stock dividends	(60,000)
Income available to common stockholders	15,466,000	14,181,798	$1.09
Effect of Dilutive Securities:
Stock options		209,420
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$15,466,000	14,391,218	$1.07
For the Nine Months Ended September 30, 2013
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$12,369,000
Preferred stock dividends	(60,000)
Income available to common stockholders	12,309,000	14,138,099	$0.87
Effect of Dilutive Securities:
Stock options		123,882
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$12,309,000	14,261,981	$0.86